                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY



                           DIGITAL SERVICE AGREEMENT


  This Digital Service Agreement (the "Agreement") is entered into as of August 5, 1994, by and between MSM Associates, Limited Partnership, a Delaware limited partnership ("Lessor"), and Allnet Communications Services, Inc., a Michigan corporation ("Lessee").


  In consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

  1. Definitions.

   (a) "Accepted" shall mean, with respect to a Circuit, that Lessee has performed whatever tests it deems necessary to confirm that such Circuit operates in accordance with MCI's Specifications and has so informed Lessor. A Circuit shall be deemed to be Accepted by Lessee 48 hours after notice from Lessor to Lessee that such Circuit is Available, unless Lessee has theretofore given notice to Lessor that such Circuit does not operate in accordance with MCI's Specifications.

   (b)   "Affiliate"  See Section 16(b).

   (c) "Available" shall mean, with respect to any Circuit, that all necessary equipment with respect to such Circuit has been installed, connected, tested in accordance with MCI's acceptance testing criteria and confirmed by Lessor to be operating in accordance with MCI's Specifications.

   (d) "Activation Date" shall mean, with respect to any Circuit, the date such Circuit is first made Available to, and Accepted by, Lessee.

   (e)   "Circuit" shall mean a DS-3.

   (f) "Circuit Lease Term" shall mean, with respect to any Circuit, the term in months for which Lessee desires to obtain Service on such Circuit from the Activation Date of such Circuit, as specified in the Purchase Order for such Circuit.

   (g) "Circuit Mileage" shall mean, with respect to any Circuit, the length of such Circuit in airline miles computed according to industry standard V&H coordinates, as specified in the Purchase Order for such Circuit.

   (h) "City Pair" shall mean, with respect to any Circuit, the two cities in which such Circuit terminates, as specified in the Purchase Order for such Circuit.

   (i) "DS-0 Circuit Mile Rate" shall mean, with respect to any Circuit, the rate, if any, so designated with respect to such Circuit in the Purchase Order pursuant to which such Circuit is ordered.

   (j) "DS-3" shall mean a fiber optic circuit leased by Lessor from MCI pursuant to the MCI Agreement meeting MCI's Specifications.

   (k) "MCI" shall mean MCI Telecommunications Corporation, a Delaware corporation.

   (l) "MCI Agreement" shall mean that certain Construction and Use Agreement dated as of July _____, 1994 between Lessor and MCI.

   (m) "MCI's Specifications" shall mean the technical specifications set forth in the MCI Agreement for the MSM Capacity (as such term is defined therein) as set forth in Exhibit G thereto.

   (n) "Monthly Lease Rate" shall mean, with respect to any Circuit, the amount so designated in the Purchase Order pursuant to which such Circuit is ordered. In the event no such amount is so designated, such term shall mean the product of (i) 672, (ii) the DS-0 Circuit Mile Rate for such DS-3 and (iii) the Circuit Mileage for such DS-3.

   (o) "Purchase Order" shall mean any written purchase order in substantially the form as those attached hereto as Exhibit B made hereunder by Lessee and accepted by Lessor.

   (p) "Requested Service Commencement Date" shall mean, with respect to any Circuit, the date Service on such Circuit is requested by Lessee to commence as specified in the Purchase Order for such Circuit.

   (q) "Service" shall mean the digital telecommunications transmission service leased by Lessor from MCI pursuant to the MCI Agreement and provided by
Lessor to Lessee hereunder.   Service hereunder specifically does not include
leased circuit capacity and related support provided by Lessor to Lessee on Lessor's Fiber Optic System (as described in that certain Amended & Restated Fiber Optic Lease Agreement between Lessor and Lessee dated August 1, 1994) in Michigan.

   (r)   "Support"  See Section 2(g).

  2. Scope and Lease Rates. Lessor shall provide Service to Lessee upon the terms and conditions set forth below:

   (a) Service shall be provided with respect to each Circuit set forth in each Purchase Order between Lessor's locations in each city of the City Pair specified in such Purchase Order with respect to such Circuit.

   (b) Lessor shall provide maintenance for all digital transmission equipment owned by Lessor used in connection herewith. MCI shall provide maintenance for all its digital transmission equipment used in connection herewith.

   (c) Lessor shall use its best efforts consistent with its obligations to its other customers and availability of Circuits from MCI under the MCI Agreement to provide Service on each Circuit for which it has accepted a Purchase Order, commencing on the Requested Service Commencement Date specified with respect to such Circuit.

   (d) Except as otherwise provided herein, Lessor shall provide Service on each Circuit ordered hereunder from the Activation Date of such Circuit for the Circuit Lease Term of such Circuit.

   (e) Lessee hereby makes, and Lessor hereby accepts, the Purchase Order attached hereto as Exhibit A for Service on Lessor's available DS-3's from MCI under the MCI Agreement between the City Pairs listed therein.

   (f)   Each additional DS-3 provided by Lessor hereunder shall have a DS-0
Circuit Mile Rate of:  (i)          *          from the first Activation Date
of any Circuit hereunder; and (ii) a mutually agreeable rate thereafter.

   (g) Lessee may, subject to availability, order other services or associated customer maintenance support (collectively "Support") offered by Lessor as set forth in Exhibit C.

  3. Payments.

   (a) Lessee agrees to pay in advance to Lessor each month during the term of this Agreement the Monthly Lease Rate for each Circuit ordered by Lessee hereunder which has been made Available to, and Accepted by, Lessee, and the applicable charges, including installation charges, if any, for any associated services listed in Exhibit C hereto delivered to Lessee.

   (b)   Lessor's invoices for amounts payable hereunder shall be due     *
after Lessee's receipt of invoice. The first such invoice shall be for the first two months' Service and each monthly invoice thereafter shall be for the following month.

   (c) In the event the Activation Date for a Circuit is on any day other than the first day of the month, the Monthly Lease Rate for that month shall be pro-rated according to the number of days for which such Circuit was activated.






                     * Confidential Treatment Applied For

   (d)   In case an amount is or becomes subject to dispute, Lessee shall
provide written notice to Lessor of such dispute within   *      following
Lessee's receipt of the invoice.  In the event that any undisputed portion of
such invoice remains unpaid after      *     following Lessee's receipt of the
invoice, such undisputed portion of such invoice shall be subject to a late payment charge equal to the lesser of (1) one and one-half percent of the unpaid balance per month or (2) the maximum rate allowed under applicable state law. In the event that any undisputed portion of any invoice is unpaid thirty days following the date of the invoice for such payment, in addition to any other remedies available to Lessor at law or otherwise, Lessor may terminate the Service after providing Lessee written notice and allowing Lessee a 15-calendar-day period to remit payment.

  4. Term. The term of this Agreement shall commence upon the date hereof and shall continue until the end of the Circuit Lease Term of each of the Circuits
ordered hereunder.                      *

  5. Termination.

   (a)   Lessee may terminate Service with respect to any Circuit prior to
expiration of the Circuit Lease Term for the Circuit upon      *       prior
written notice thereof to Lessor and payment of all termination charges set forth below. Such termination charges shall include:

     (i) In the event such termination occurs prior to the Activation Date specified with respect to such Circuit, all nonrecoverable costs of the implementation of, and expenditures or liabilities reasonably incurred and directly connected with, the provision of Service, including, but not limited to, all professional, consulting and other costs incurred by Lessor in furtherance of implementing such Service provided that total costs do not exceed one month's recurring cost for the Circuit; and

     (ii) In the event such termination occurs at or after the Activation Date specified with respect to such Circuit, Lessee shall pay all charges hereunder for the period during which Service is rendered on such Circuit. If Service on a Circuit is terminated prior to the expiration of the Circuit Lease Term for such Circuit, Lessor shall make its best efforts to lease Service on such Circuit at no less than the Monthly Lease Rate for such Circuit. In the event Lessor cannot lease Service on such Circuit on the same or substantially similar terms and conditions as set forth herein, Lessee shall be liable to Lessor for payment (1) for the total amount due through the end of the term of the Circuit Lease





                     * Confidential Treatment Applied For

Term for such Circuit with respect to such Circuit less (2) the total amount collected by Lessor from any other lessee with respect to such Circuit.

   (b)   Lessee shall give written notice to Lessor of any material breach in
performance hereunder.  Lessor shall have     *      after such notice to cure
such breach.  If after such         * period, Lessor fails to cure such breach,
including but not limited to, compliance with the material technical and operational MCI Specifications, Lessee may terminate Service on the affected Circuits. In the event of such termination, Lessee's liability with respect to such Circuits shall be limited to the Monthly Lease Rate for the affected Service which was properly rendered prior to the effective date of such termination.

   (c)   In the event Lessor fails to provide (after using its best efforts as
set forth in Section 2(c)) the Service with respect to any Circuit within   *
     * of the Requested Service Commencement Date for such Circuit, then Lessee, at its option, may terminate that Service on the affected Circuit without any further liability of either party whatsoever with respect to such Circuit. In the event any Circuit ordered hereunder is not made available by MCI, Lessor may terminate this Agreement with respect to such Circuit without liability to Lessee.

  6. Force Majeure. Lessor shall not be liable for any interruptions of Service which are solely attributable to interruptions of Service by MCI or to causes outside Lessor's reasonable control, including fires, floods, national emergencies, insurrections, riots, civil disorders, wars, or acts of God so
long as it uses its best efforts to restore Service within    *     after the
initiation of the interruption.  Should Lessor fail to restore the service
within such        *        Lessee may, as its sole remedy hereunder, terminate
the affected Service without further liability for the termination of such affected Service.

  7. Allowance for Service Outage Periods.

   (a) A Circuit shall be deemed to be in an outage condition under this Agreement if, while Lessee is using or attempting to use such Circuit, such Circuit loses continuity and fails to comply with MCI's Specifications. An outage period begins when a report is received by Lessor's Customer Service Group from Lessee by telephone that Service has been interrupted and that such Circuit is released for repair. An outage period ends when Lessor notifies Lessee by telephone that Service has been restored to the level set forth in MCI's Specifications.

   (b) A credit for each outage period shall be allowed and calculated as follows:

     (i) Lessee is credited for any outage period at the rate of 1/1440 of the monthly rate or charge applicable to the actual Service which is subject to the outage period for each 1/2 hour or major fraction thereof that an outage period continues.



                    *  Confidential Treatment Applied For

     (ii) No credit shall be allowed with respect to any period during which Lessee fails to afford access to any facilities provided by Lessor for the purpose of investigating and correcting an interruption to Service.

     (iii) The Monthly Lease Rates used to determine any credit hereunder shall be the then current Monthly Lease Rates being assessed.

     (iv) In no event shall any credit be allowed hereunder (1) in excess of the then current Monthly Lease Rate for the applicable Circuit or (2) with respect to any Circuit for which Lessee (A) fails to make or (B) is excused from making any payment because of operation of law or any other reason.

   (c) Calculations of credits shall be based upon Lessor's Customer Service Group Log maintained in Lessor's Network Status Center.

   (d)   No credit allowance will be made for outage periods:

     (i)  caused by Lessee;

     (ii) caused by the failure of equipment or systems provided by Lessee or persons other than Lessor (unless Lessor has engaged such persons to provide the equipment or systems which failed), in particular, any provider of local access service;

     (iii) occurring with respect to a Circuit released by Lessee to Lessor to perform maintenance, to make rearrangements, or to implement an order for a change in the Circuit during the time that was agreed with Lessee prior to the release of such Circuit (thereafter, a credit allowance as set forth above will be applied), or

     (iv) occurring with respect to a Circuit which Lessee elects not to release for testing or repair and continues to use on an impaired basis.

   (e) The credit provided for hereunder shall be Lessor's sole liability and Lessee's sole remedy in the event of any outage periods or interruption of Service, except as set forth in Section 5.

   (f) In the event of an outage period that is required for maintenance by Lessor, Lessor shall use its best efforts to give Lessee notice thereof by telephone so that adequate alternative measures can be taken by Lessee. Lessor will use its best efforts to schedule such Service interruptions on weekends between midnight and 3:00 a.m. Service credits will not apply to scheduled Service interruptions. Lessor shall use all reasonable efforts to give Lessee two weeks' notice of scheduled maintenance when possible but in no event less than 72 hours where such maintenance will require a Service interruption.

  8. Representations and Warranties of Lessor and Lessee.

   (a) Lessor hereby represents and warrants to Lessee that this Agreement has been validly authorized, executed and delivered by Lessor and represents a valid and binding obligation of Lessor.

   (b) Lessee hereby represents and warrants to Lessor that this Agreement has been validly authorized, executed and delivered by Lessee and represents a valid and binding obligation of Lessee.

   (c)   Except as set out in Paragraphs (a) and (b) above:

     (i) ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. LESSEE ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY WRITTEN OR ORAL REPRESENTATIONS BY LESSOR CONCERNING THE SUBJECT OF THIS AGREEMENT OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT;

     (ii) EXCEPT TO THE EXTENT THE INDEMNIFICATION PROVIDED IN SECTION 16 MAY INCLUDE COVERAGE OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, INCLUDING BUT NOT LIMITED TO, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, OR CLAIMS OF CUSTOMERS FOR SERVICE INTERRUPTIONS OR TRANSMISSION PROBLEMS, OCCASIONED BY ANY DEFECT IN THE SERVICE PROVIDED HEREUNDER, DELAY IN AVAILABILITY OF THE SERVICE PROVIDED HEREUNDER, FAILURE OF THE SERVICE PROVIDED HEREUNDER OR ANY OTHER CAUSE WHATSOEVER; and

     (iii) LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE SERVICE PROVIDED HEREUNDER AND LESSEE SHALL DEFEND AND INDEMNIFY LESSOR FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY.

  9. FCC Permits, Authorization and Filings. Lessor shall take all necessary and appropriate steps, as soon as possible, to procure from the Federal Communications Commission the necessary authorizations, if any, to deliver Service hereunder to Lessee and whatever approvals are necessary from any other federal or state agency. In the event that Lessor cannot obtain all necessary federal, state or local authority to provide Service hereunder, Lessor shall promptly give written notice thereof to Lessee, and such notice shall constitute termination without liability of either party hereto of all obligations hereunder.

  10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the internal laws, and not the conflicts law, of the State of Michigan.

  11. Convenience of Titles. Headings contained herein are for convenience only and do not modify, enlarge or limit the scope of the body of the sections hereof in any manner.

  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery, facsimile transmission or mailing, and if mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following persons, unless contrary instructions are given by the parties in writing:


  If to Lessee:    Allnet Communications Services, Inc.
                   30300 Telegraph Road, Suite 350
                   Bingham Farms, Michigan 48025-4510
                   Attention: Vice President, ATC


  and a copy to:   Allnet Communication Services, Inc.
                   30300 Telegraph Rd., Suite 350
                   Bingham Farms, MI  48025-4510
                   Attention:  General Counsel

  If to Lessor:    MSM Associates, Limited Partnership
                   5000 Plaza on the Lake, Suite 200
                   Austin, Texas  78746
                   Attention: Vice President, Sales and
                                 Marketing

  13. Waiver of Breach or Violation not Deemed Continuing. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

  14. Bankruptcy. In the event of the bankruptcy of either party hereto or if either party hereto shall make an assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

  15. Limits of Liability. Lessor's sole duty under this Agreement shall be the provision of Service to Lessee under the terms and conditions set forth herein. Lessee's sole remedy for Lessor's failure to perform its obligations hereunder shall be Lessee's right to credit with respect to outage periods.

  16.  Indemnity.

   (a) Each party hereto and its officers, agents and employees engaged in performance under this Agreement, shall at no time be deemed to be performing as agents or employees of the other party, and any acts, errors or omissions of such party, officers, agents and employees shall not be deemed to be those of the other party.

   (b) Each party hereto shall indemnify and hold the other and/or all of its officers, agents, servants, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates"), and each of them, harmless, from and against any and all losses, claims, damages, liabilities, costs, attorneys' fees and expenses ("Claims") imposed upon either party by reason of damages to property or injuries, including death, as a result of an intentional or a negligent act or omission on the part of the indemnifying party or its Affiliates in connection with the performance of this Agreement.

   (c) In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected without its written consent.

  17.  Assignment.   Neither party hereto may assign this Agreement without the express written consent of the other party hereto. Consent by either party shall not be unreasonably withheld. Provided further, any language to the contrary notwithstanding, either party may assign the Agreement to a parent, subsidiary or affiliate corporation without the consent of the other party. Nothing contained herein shall be construed to release the assigning party from any obligations or liabilities unless the other party expressly consents to such release.

  18. Confidential Relationship. Unless required by law, the parties hereto shall not disclose, duplicate, or copy, or use for any purpose other than the performance of this Agreement, and shall treat as confidential and as proprietary all information, specifications, drawings, blueprints, nomenclature, samples, and models supplied or disclosed to each other in connection with this Agreement, all of which shall be returned to the
respective owners thereof upon completion of this Agreement.   Notwithstanding
the foregoing, however, either party may make such information available to its lenders. Neither party shall in any manner advertise or publish or release for publication any statement mentioning the other party or the fact that the other party has furnished or contracted to furnish goods and services hereunder or quote the opinion of any employees of such other party, unless written consent of such other party shall first be obtained or unless required by law.

  19. Taxes. The amounts payable by Lessee under this Agreement do not include any State or local sales or use taxes, or utility taxes, however designated, which may be levied on the goods and services provided by Lessor hereunder. With respect to such taxes, if applicable, Lessee shall furnish Lessor with an appropriate exemption certificate or pay to Lessor, upon timely presentation of invoices therefore (i.e. within 90 days after the provisions of the goods or services relating to the invoice), such amounts thereof as Lessor may be by law required to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Lessor.

  20. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Any such proceedings shall take place in Austin, Texas unless otherwise agreed to by the parties. A three person panel of arbitrators shall interpret this Agreement in accordance with the substantive laws of the State of Michigan. Each party shall select one arbitrator and the two arbitrators shall then select a third member of the arbitration panel. The panel of arbitrators shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and may be enforceable in any court of competent jurisdiction for purposes of enforcement of the arbitrators' decision and for no other purpose. The parties agree that any arbitration proceedings shall be conducted on a confidential basis. Lessee may, at its option, continue to accept what it considers to be below-standard Service and pay the charges hereunder relating thereto during such pendency of such arbitration, without prejudice thereto.

  21. Survival. Rights and obligations of the parties relating to monies owed and other rights and obligations of the parties that by their nature extend beyond termination or expiration of this Agreement, such as without limitation, the parties' rights and obligations under the confidentiality, indemnification and limitation on liability provisions, survive termination or expiration of this Agreement.

  22. Legal Construction. In case any one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

  23. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the Circuits leased hereunder. This Agreement may be modified or supplemented only by a written instrument executed by each party hereto.

  In witness to the foregoing, the parties hereto have executed this Agreement below.

Allnet Communications Services, Inc.   MSM Associates, Limited Partnership




                                     By: Mutual Signa Corporation of Michigan
                                     Its: General Partner



By: Marvin C. Moses                  By: John J. Willingham
Title: Executive Vice President      Title: Vice President
       Chief Financial Officer

                              LIST OF ATTACHMENTS

Exhibit A                 Initial Purchase Order

Exhibit B                 Form of Purchase Order

Exhibit C                 Schedule of Other Services

                                   EXHIBIT A

                             Initial Purchase Order


         CITY PAIR                           CIRCUIT MILEAGE
         ---------                           ---------------

           *                                        *






                                      *




         The Requested Service Commencement Date of each of the above Circuits is as soon as possible after the date MCI makes such Circuits available to Lessor.

         The Circuit Lease Term of each of the above Circuits will be     *
from the Activation Date thereof.



                     * Confidential Treatment Applied For

                                  EXHIBIT B

                                                              OFFICE USE ONLY
REQ'ST  SERVICE DATE:______      MSM ASSOCIATES               _________________
ACCEPTED EARLIER ACTIVATION:     LIMITED PARTNERSHIP         |MSO#_____________|
Y___________ N_________                                      |                 |
CKT ID:____________________                                  |RELATED MSO:____ |
                                                             |_________________|

           PURCHASE ORDER FORM FOR CUSTOMER ORDER NO:_____________
Pursuant to the DIGITAL SERVICE AGREEMENT by and between MSM ASSOCIATES LIMITED PARTNERSHIP as LESSOR and ________________________________________________ as
LESSEE, dated___________,19_____, LESSEE orders and LESSOR shall provide the following Digital Transmission Service:

NEW__________   RENEW________________              QTY     RATE    TERM    MILES
CANCEL_______   DISCONNECT___________    DS-3      _____   _____   _____   _____
CHANGE_______   EXPEDITE  Y___ N ____    DS-1      _____   _____   _____   _____
ON NET_______   OFF NET______________    DSO       _____   _____   _____   _____
PROTOCOL_____   RECONFIGURE__________    CIF       _____   _____   _____   _____
OTHER:_______________________________    OTHER     _____   _____   _____   _____

CUSTOMER CONTACT:____________________    PHONE # _____________  FAX # __________
TECHNICAL CONTACT:___________________    PHONE # _____________  FAX # __________
CITY LOCATION A:_____________________    CITY LOCATION B:_______________________
_____________________________________    _______________________________________

Special _____            Switched____    Special _____            Switched______
Bypass Y ___ N ___       Owner_______    Bypass Y ___ N ___       Owner_________

LESSOR TO PROVIDE:   CFA: Y ___ N ___    LESSOR TO PROVIDE:    CFA:  Y ___ N ___
LOA:   Y ___ N ___   ASR: Y ___ N ___    LOA:   Y ___ N ___    ASR:  Y ___ N ___

CUSTOMER (LESSEE) TO PROVIDE:            CUSTOMER (LESSEE) TO PROVIDE:
LOA:         Coordinated                 LOA: Y__ N__   Coordinated Y ___ N ___
     Y__ N__ Conversion:  Y ___ N ___                   Conversion:
CIF                       CIF Attached   CIF arrangement Y___ N___ CIF Attached
arrangement Y___ N___     Y___  N ___                               Y___ N ___
SPECIAL INSTRUCTIONS__________________   SPECIAL INSTRUCTIONS___________________
______________________________________   _______________________________________
______________________________________   _______________________________________

MONTHLY LEASE RATE:                      NON RECURRING CHARGES:
Monthly IXC Charge: $________            Installation: $____  ASR:         $____
EQPT. Lease Charge: $________            Installation: $____  Reconfigure: $____
Echo Canceller:     $________            Installation: $____  Expedite:    $____
CIF Racks:          $________            Installation: $____
CIF Power:          $________            Installation: $____
Other:              $________            Installation: $____

TOTAL:              $________            TOTAL OF NON RECURRING CHARGES:   $____

    Notwithstanding anything in the Digital Service Agreement to the contrary, (1) a security interest in this Agreement may be granted by Lessor to any Lender and (2) Lessor may from time to time assign all its rights and obligations hereunder with respect to any Circuits to any Affiliate. Upon such assignment, this Agreement shall be deemed to be multiple agreements, each upon the terms and conditions set forth herein by and between Lessee and such affiliate with respect to such circuit between Lessor and Lessee with respect to the circuit not so assigned.


    IN WITNESS WHEREOF, the parties have executed this PURCHASE ORDER on the________day of_________19__


    ______________________________      ______________________________________
    LESSOR APPROVAL/TITLE               LESSEE AUTHORIZED REPRESENTATIVE/TITLE

Please fax this document to Sales and Marketing Department FAX # (512) 328-7632
 ____________________________________________________________________________
| FOR OFFICE USE ONLY                                                        |
| VERSION 1.2/7.19.93                                                        |
|____________________________________________________________________________|

                                  EXHIBIT C

                         CUSTOMER MAINTENANCE SUPPORT
                         ----------------------------

        MSM's standard fees for customer maintenance support services are as follows (unless set by precedence in a service contract):

        Maintenance services shall be defined as all work performed by MSM on equipment provided by or on behalf of the Customer, or supervision of the Customer's work within MSM's terminate facilities. Maintenance Service charges are not billed for troubles found within that portion of a circuit provided by MSM. The following billing rates apply for these services:

        A. $75 per hour (4 hour minimum-if dispatch is required) Monday through Friday during the business hours of 8:00 a.m. - 5:00 p.m. local time, exclusive of the following holidays:

                        New Years Day
                        President's Day
                        Memorial Day
                        Independence Day
                        Labor Day
                        Thanksgiving Day and the day after Thanksgiving Christmas Day

        B. $95 per hour (4 hour minimum) for overtime work done after business hours (defined above) and/or on holidays (defined above) and/or all day on Saturdays and Sundays.

        C. As requests for maintenance services are typically made via telephone, MSM must be advised, in writing as to the person(s) who are authorized to request service. It is the Customer's responsibility to keep MSM apprised of any changes to its list of representative(s).

        D. To request technical assistance and help under the maintenance services, a call must be made to our Network Control Center at 1-800-526-2488. This number should be used for MSM technical assistance, troubleshooting or testing of circuits, not for service impairment or outages. The person calling in must be on the authorized list in order to commit for charges for this technical assistance. If that person is not on the list, the request cannot be accommodated.

            1. The Network Control Center personnel will take the call, record the caller's name and phone number along with facts concerning the assistance and support needed. The caller will then be given the number of the "Assistance Ticket."

            2. Upon completion of work, this "Assistance Ticket" will be given to MSM's Accounting Department, and the customer will subsequently be billed based upon the information on that ticket. A copy will be attached to the invoice.

        E. Except for emergencies, MSM technicians cannot be dispatched unless requests are made in accordance with the above call-out procedure.

                                  EXHIBIT C


MAINTENANCE POLICY & ANCILLARY PRICING


NONRECURRING CHARGES                             DS-1          DS-3
- - --------------------                             ----          ----

New Order Installation                             *             *
Order Change (prior to circuit turnup)
Order Cancellation (prior to circuit turnup)
  plus additional charges incurred
ASR (new or disconnect)
ASR Supplement
Order Expedite
Reconfiguration (city pair remains the same)
Ramped DS-3 Installation Per DS1
Distributed DS-3 Installation Per DS1


MONTHLY RECURRING CHARGES
- - -------------------------
                                                   *             *
IXC Minimum circuit charge
Cross-connect Charge
  Other IXC to MSM local access or bypass
  facility (CTI long haul involved)
Local bypass - charge MSM POP to MSM POP in same city, with no MSM long haul attached at either MSM POP
Transit Cross-connect (MSM long haul not included)


MISCELLANEOUS
- - -------------                                      *             *
M13       1  yr Term
          2+ yr Term
          3+ yr Term
ECHO CANCELLERS
SECOND END LOOP (Ex: for ADPCM)

MAINTENANCE
                                                   *             *
CIF FLOOR SPACE
CIF SHELF SPACE
CIF DC POWER

CIF AC/DC POWER
ALL OTHER SERVICES


(1)     All of the above charges are subject to change with a 30-day notice.
(2) Services not described above will be considered special handling and charges will be assessed on an individual basis.


                     * Confidential Treatment Applied For